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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


                               BWAY CORPORATION
                               ----------------


                            Brockway Standard, Inc.
                     Brockway Standard (New Jersey), Inc.
                           Milton Can Company, Inc.
                       Brockway Standard (Canada), Inc.
                        BWAY Foreign Sales Corporation
                          Materials Management, Inc.


                            BROCKWAY STANDARD, INC.
                            ----------------------

                          Armstrong Containers, Inc.
                        Brockway Standard (Ohio), Inc.
                              Plate Masters, Inc.


                     BROCKWAY STANDARD (NEW JERSEY), INC.
                     ------------------------------------

                          Milton Metal Graphics, Inc.
                          Northeast Tin Plate Company

               The Company and all subsidiaries of the Company
                          are Delaware Corporations.